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                     B.J. Price Geological Consultants Inc.
             Barry James Price, M.Sc., P. Geo., Consulting Geologist
             St. 1028-470 Granville St.  Vancouver, B.C., V6C 1V5
            Tel:  604-682-1501    Home 987-8950    Fax: 604-684-4297
                          e-mail: bpricegeol@msn.com
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                                                         Thursday, 12 June 2003

                        CONSENT OF GEOLOGICAL CONSULTANT
                        --------------------------------



We hereby consent to the inclusion and reference of our report dated March 18, 2003, entitled "Geological Report, Thor 1-6 Mineral Claims", in the Form SB-2 Registration Statement to be filed by Corumel Mineral Corp. with the United States Securities and Exchange Commission.




Dated  the  12th  day  of  June,  2003



B.  J.  Price  Geological  Consultants  Inc.


Per  /s/ Barry  J.  Price
     ____________________________
     Barry J. Price, M.Sc., P.Geo.